Exhibit 99.1

Press Release — For Immediate Release
April 25, 2025

Penns Woods Bancorp, Inc. Reports First Quarter 2025 Earnings

Williamsport, PA — April 25, 2025 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $7.4 million for the three months ended March 31, 2025, resulting in basic earnings per share of $0.97 and diluted earnings per share of $0.95.

Highlights

•Net income, as reported under generally accepted accounting principles (GAAP), for the three months ended March 31, 2025 was $7.4 million, compared $3.8 million for the same period of 2024. Results for the three months ended March 31, 2025 compared to 2024 were impacted by an increase in net interest income of $2.4 million, as the net interest margin expanded. The three month period ended March 31, 2025 has been impacted by after-tax merger related expenses of $948,000 resulting from the announced acquisition of the company by Northwest Bancshares, Inc. The disposal of assets related to two former branch properties resulted in a one time after-tax loss of $261,000 for the three month period ended March 31, 2024.

~~•~~The allowance for credit losses was impacted for the three months ended March 31, 2025 by a negative provision for credit losses of $3.0 million, compared to a provision for credit losses of $138,000 for the 2024 period. The recognition of a negative provision for credit losses for the 2025 period was due primarily to a recovery on a commercial loan of $1.3 million. The recovery, coupled with a decline in the historical loss rates over the look back period, reduced the probability of default and loss given default applied to the loan portfolio when determining the level of the allowance for credit losses.

•Basic and diluted earnings per share for the three months ended March 31, 2025 were $0.97 and $0.95, respectively. This compares to basic and diluted earnings per share of $0.51 for the three month period ended March 31, 2024.

•Annualized return on average assets was 1.31% for the three months ended March 31, 2025, compared to 0.69% for the corresponding period of 2024.

•Annualized return on average equity was 14.76% for the three months ended March 31, 2025, compared to 8.03% for the corresponding period of 2024.

Net Income

Net income from core operations (“core earnings”), which is a non-GAAP measure of net income excluding net securities gains or losses and merger expenses, was $8.1 million for the three months ended March 31, 2025 compared to $3.8 million for the same period of 2024. Core earnings per share (non-GAAP) for the three months ended March 31, 2025 were basic $1.06 and diluted $1.04. Basic and diluted core earnings per share for the same period of 2024 were $0.51. Annualized core return on average assets and core return on average equity (non-GAAP) were 1.43% and 16.15%, respectively, for the three months ended March 31, 2025, compared to 0.69% and 8.09% for the corresponding period of 2024. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, core earnings per share and tangible book value per share to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three months ended March 31, 2025 was 3.13% compared to 2.69% for the corresponding period of 2024. The increase in the net interest margin for the three month period was driven by an increase in the rate collected on interest-earning assets of 38 basis points ("bps"). The overall market conditions over the periods resulted in increases to the yield on the earnings asset portfolio and a decrease in the rate paid on interest-bearing deposits. Driving the increase in the yield and interest income on the earning assets portfolio was the repricing of legacy assets, portfolio growth, and the recognition of $223,000 in interest from a recovery on a commercial loan. The average loan portfolio balance increased $41.8 million for the three month period ended March 31, 2025 compared to the same period of 2024 as the average yield on the portfolio increased 40 bps, resulting in an increase in taxable equivalent interest income of $2.2 million for the period. The three month period ended March 31, 2025 was impacted by an increase of 30 bps in the yield earned on the securities portfolio as legacy securities matured, which offset the impact of a decrease in average securities balance of $15.0 million. Short-term borrowings decreased leading to a decrease of $949,000 in expense for the three month period ended March 31, 2025 compared to the same period of 2024. The rate paid on interest-bearing deposits increased 4 bps, or $781,000, in expense for the three month period ended March 31, 2025 compared to the corresponding period of 2024 due to the rate environment, an increase in competition for deposits, increased utilization of brokered deposits, and a migration of deposit balances from core deposits to higher rate time deposits. The average balance of time deposits increased $99.9 million from the three month period ended March 31, 2024 to 2025 as the rate paid on the funds decreased 9 bps. In addition, brokered deposits have been utilized to assist with funding the loan portfolio growth and contributed to the increase in time deposit balances, while lowering the reliance on higher cost short-term borrowings.

Assets

Total assets increased to $2.3 billion at March 31, 2025, an increase of $42.1 million compared to March 31, 2024.  Net loans increased $43.3 million to $1.9 billion at March 31, 2025 compared to March 31, 2024, as continued emphasis was placed on commercial loan growth and indirect auto lending. The investment portfolio decreased $14.3 million from March 31, 2024 to March 31, 2025 as the portfolio cash flow is being utilized to fund loan growth. Short-term and long-term borrowings decreased $28.3 million and $47.2 million, respectively, from March 31, 2024 to March 31, 2025 as deposit growth allowed for a reduction in total borrowings.

Non-performing Loans

The ratio of non-performing loans to total loans ratio increased to 0.53% at March 31, 2025 from 0.43% at March 31, 2024, as non-performing loans increased to $10.0 million at March 31, 2025 from $8.0 million at March 31, 2024. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have been classified as individually evaluated loans that have a specific allocation recorded within the allowance for credit losses. Net loan recoveries of $957,000 for the three months ended March 31, 2025, impacted the allowance for credit losses, which was 0.54% of total loans at March 31, 2025 compared to 0.62% at March 31, 2024. Exposure to non-owner occupied office space is minimal at $13.7 million at March 31, 2025 with none of these loans being delinquent.

Deposits

Deposits increased $105.4 million to $1.7 billion at March 31, 2025 compared to March 31, 2024. Noninterest-bearing deposits decreased $5.7 million to $465.8 million at March 31, 2025 compared to March 31, 2024.  Core deposits increased $3.6 million with growth in money market accounts offsetting a decline in savings and NOW accounts. Core deposit gathering efforts remained focused on increasing the utilization of electronic (internet and mobile) deposit banking by our customers. Core deposits have remained stable at $1.2 billion over the past five quarters. Interest-bearing deposits increased $111.1 million from March 31, 2024 to March 31, 2025 due to growth in the time deposit portfolio of $50.6 million as customers sought a higher rate of interest. Brokered deposit balances increased $51.2 million to $177.0 million at March 31, 2025 as this funding source was utilized to supplement funding loan portfolio growth, while reducing the need to draw upon available borrowing lines. A campaign to attract time deposits with a maturity of five to twenty-four months commenced during the latter part of 2022 and has continued throughout 2024 and 2025.

Shareholders’ Equity

Shareholders’ equity increased $18.5 million to $212.0 million at March 31, 2025 compared to March 31, 2024.  Accumulated other comprehensive loss of $3.5 million at March 31, 2025 decreased from a loss of $9.2 million at March 31, 2024 as a result of a decrease in net unrealized loss on available for sale securities to $2.8 million at March 31, 2025 from a net unrealized loss of $6.4 million at March 31, 2024, coupled with a decrease in loss of $2.0 million in the defined benefit plan obligation. The current level of shareholders’ equity equates to a book value per share of $27.85 at March 31, 2025 compared to $25.72 at March 31, 2024, and an equity to asset ratio of 9.41% at March 31, 2025 and 8.76% at March 31, 2024. Tangible book value per share (a non-GAAP measure) increased to $25.67 at March 31, 2025 compared to $23.50 at March 31, 2024. Dividends declared for the three months ended March 31, 2025 and 2024 were $0.32 per share.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates sixteen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, Union, and Blair Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County, and United Insurance Solutions, LLC, which offers insurance products.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies; or (vii) any potential adverse events or developments resulting from the merger agreement, dated December 16, 2024, between Penns Woods Bancorp, Inc. and Northwest Bancshares, Inc., including, without limitation, any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement or the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or to successfully integrate the business and operations of Jersey Shore State Bank and Luzerne Bank with those of Northwest Savings Bank after closing.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,
(In Thousands, Except Share and Per Share Data)	2025	2024	% Change
ASSETS:
Noninterest-bearing cash	$26,604	$23,488	13.27%
Interest-bearing balances in other financial institutions	10,841	9,055	19.72%
Total cash and cash equivalents	37,445	32,543	15.06%

Investment debt securities, available for sale, at fair value	175,721	187,245	(6.15)%
Investment equity securities, at fair value	1,128	1,112	1.44%
Restricted investment in bank stock	20,613	23,420	(11.99)%
Loans held for sale	2,583	3,360	(23.13)%
Loans	1,897,376	1,855,347	2.27%
Allowance for credit losses	(10,236)	(11,542)	(11.32)%
Loans, net	1,887,140	1,843,805	2.35%
Premises and equipment, net	27,441	28,970	(5.28)%
Accrued interest receivable	10,871	11,344	(4.17)%
Bank-owned life insurance	45,982	32,853	39.96%
Investment in limited partnerships	6,466	7,515	(13.96)%
Goodwill	16,450	16,450	—%
Intangibles	82	184	(55.43)%
Operating lease right of use asset	2,761	2,922	(5.51)%
Deferred tax asset	2,067	4,546	(54.53)%
Other assets	15,485	13,847	11.83%
TOTAL ASSETS	$2,252,235	$2,210,116	1.91%

LIABILITIES:
Interest-bearing deposits	$1,258,188	$1,147,111	9.68%
Noninterest-bearing deposits	465,766	471,451	(1.21)%
Total deposits	1,723,954	1,618,562	6.51%

Short-term borrowings	82,910	111,208	(25.45)%
Long-term borrowings	214,542	261,770	(18.04)%
Accrued interest payable	3,908	4,174	(6.37)%
Operating lease liability	2,841	2,987	(4.89)%
Other liabilities	12,057	17,898	(32.63)%
TOTAL LIABILITIES	2,040,212	2,016,599	1.17%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 8,124,439 and 8,035,597 shares issued; 7,614,214 and 7,525,372 shares outstanding	45,134	44,641	1.10%
Additional paid-in capital	62,931	62,215	1.15%
Retained earnings	120,261	108,642	10.69%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(2,762)	(6,425)	57.01%
Defined benefit plan	(726)	(2,741)	73.51%
Treasury stock at cost, 510,225 shares	(12,815)	(12,815)	—%
TOTAL SHAREHOLDERS' EQUITY	212,023	193,517	9.56%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,252,235	$2,210,116	1.91%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(In Thousands, Except Share and Per Share Data)	2025	2024	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$26,014	$23,860	9.03%
Investment securities:
Taxable	1,723	1,594	8.09%
Tax-exempt	60	97	(38.14)%
Dividend and other interest income	581	679	(14.43)%
TOTAL INTEREST AND DIVIDEND INCOME	28,378	26,230	8.19%

INTEREST EXPENSE:
Deposits	8,744	7,963	9.81%
Short-term borrowings	1,056	2,005	(47.33)%
Long-term borrowings	2,438	2,516	(3.10)%
TOTAL INTEREST EXPENSE	12,238	12,484	(1.97)%

NET INTEREST INCOME	16,140	13,746	17.42%

(RECOVERY) PROVISION FOR CREDIT LOSSES	(2,969)	138	(2,251.45)%

NET INTEREST INCOME AFTER (RECOVERY) PROVISION OF CREDIT LOSSES	19,109	13,608	40.42%

NON-INTEREST INCOME:
Service charges	483	515	(6.21)%
Net debt securities gains (losses), available for sale	305	(23)	1,426.09%
Net equity securities gains (losses)	17	(10)	270.00%
Bank-owned life insurance	301	463	(34.99)%
Gain on sale of loans	408	305	33.77%
Insurance commissions	152	153	(0.65)%
Brokerage commissions	167	186	(10.22)%
Loan broker income	252	222	13.51%
Debit card income	308	329	(6.38)%
Other	175	322	(45.65)%
TOTAL NON-INTEREST INCOME	2,568	2,462	4.31%

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,483	6,422	0.95%
Occupancy	874	905	(3.43)%
Furniture and equipment	997	939	6.18%
Software amortization	419	190	120.53%
Pennsylvania shares tax	413	320	29.06%
Professional fees	505	552	(8.51)%
Federal Deposit Insurance Corporation deposit insurance	397	359	10.58%
Marketing	47	71	(33.80)%
Intangible amortization	25	26	(3.85)%
Merger expense	1,093	—	n/a
Other	1,341	1,839	(27.08)%
TOTAL NON-INTEREST EXPENSE	12,594	11,623	8.35%
INCOME BEFORE INCOME TAX PROVISION	9,083	4,447	104.25%
INCOME TAX PROVISION	1,716	639	168.54%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$7,367	$3,808	93.46%
EARNINGS PER SHARE - BASIC	$0.97	$0.51	90.20%
EARNINGS PER SHARE - DILUTED	$0.95	$0.51	86.27%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,589,592	7,512,520	1.03%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,728,688	7,512,520	2.88%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Three Months Ended
	March 31, 2025			March 31, 2024
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$68,615	$556	3.28%	$69,349	$463	2.69%
All other loans	1,824,502	25,575	5.68%	1,781,962	23,494	5.30%
Total loans (2)	1,893,117	26,131	5.60%	1,851,311	23,957	5.20%

Taxable securities	191,040	2,188	4.64%	200,275	2,144	4.35%
Tax-exempt securities (3)	10,751	76	2.87%	16,529	123	3.03%
Total securities	201,791	2,264	4.55%	216,804	2,267	4.25%

Interest-bearing balances in other financial institutions	14,699	116	3.20%	10,199	129	5.09%

Total interest-earning assets	2,109,607	28,511	5.48%	2,078,314	26,353	5.10%

Other assets	138,990			130,958

TOTAL ASSETS	$2,248,597			$2,209,272

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$209,025	234	0.45%	$218,722	268	0.49%
Super Now deposits	208,537	904	1.76%	215,870	1,084	2.02%
Money market deposits	317,306	2,468	3.15%	292,707	2,359	3.24%
Time deposits	507,085	5,138	4.11%	407,169	4,252	4.20%
Total interest-bearing deposits	1,241,953	8,744	2.86%	1,134,468	7,963	2.82%

Short-term borrowings	95,339	1,056	4.49%	144,350	2,005	5.59%
Long-term borrowings	230,682	2,438	4.29%	259,697	2,516	3.90%
Total borrowings	326,021	3,494	4.35%	404,047	4,521	4.50%

Total interest-bearing liabilities	1,567,974	12,238	3.17%	1,538,515	12,484	3.26%

Demand deposits	449,384			451,877
Other liabilities	31,524			29,260
Shareholders’ equity	199,715			189,620

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,248,597			$2,209,272
Interest rate spread (3)			2.31%			1.84%
Net interest income/margin (3)		$16,273	3.13%		$13,869	2.69%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Three Months Ended March 31,
	2025	2024
Total interest income	$28,378	$26,230
Total interest expense	12,238	12,484
Net interest income (GAAP)	16,140	13,746
Tax equivalent adjustment	133	123
Net interest income (fully taxable equivalent) (non-GAAP)	$16,273	$13,869

(Dollars in Thousands, Except Per Share Data, Unaudited)	Quarter Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Operating Data
Net income	$7,367	$3,741	$4,801	$5,390	$3,808
Net interest income	16,140	15,563	15,056	14,515	13,746
(Recovery) provision for credit losses	(2,969)	420	740	(1,177)	138
Net security gains (losses)	322	(44)	36	(19)	(33)
Non-interest income, excluding net security gains (losses)	2,246	2,754	2,385	2,044	2,495
Non-interest expense	12,594	12,980	10,884	10,996	11,623

Performance Statistics
Net interest margin	3.13%	2.98%	2.88%	2.83%	2.69%
Annualized cost of total deposits	2.07%	2.22%	2.27%	2.14%	2.01%
Annualized non-interest income to average assets	0.46%	0.48%	0.43%	0.37%	0.45%
Annualized non-interest expense to average assets	2.24%	2.32%	1.95%	1.98%	2.10%
Annualized return on average assets	1.31%	0.67%	0.86%	0.97%	0.69%
Annualized return on average equity	14.76%	7.28%	9.60%	11.12%	8.03%
Annualized net loan (recoveries) charge-offs to average loans	(0.20)%	0.05%	0.07%	(0.09)%	0.08%
Net (recoveries) charge-offs	(957)	228	328	(396)	380
Efficiency ratio	68.36%	70.73%	62.26%	66.25%	71.41%

Per Share Data
Basic earnings per share	$0.97	$0.50	$0.64	$0.72	$0.51
Diluted earnings per share	0.95	0.49	0.64	0.72	0.51
Dividend declared per share	0.32	0.32	0.32	0.32	0.32
Book value	27.85	27.16	26.96	26.13	25.72
Tangible book value (Non-GAAP)	25.67	24.97	24.77	23.93	23.50
Common stock price:
High	31.90	34.06	23.98	21.08	22.64
Low	27.61	23.74	19.29	17.17	18.44
Close	27.91	30.39	23.79	20.55	19.41
Weighted average common shares:
Basic	7,590	7,555	7,544	7,529	7,513
Fully Diluted	7,729	7,693	7,544	7,529	7,513
End-of-period common shares:
Issued	8,124	8,067	8,065	8,052	8,036
Treasury	(510)	(510)	(510)	(510)	(510)

(Dollars in Thousands, Unaudited)	Quarter Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Financial Condition Data:
General
Total assets	$2,252,235	$2,232,338	$2,259,250	$2,234,617	$2,210,116
Loans, net	1,887,140	1,865,230	1,863,586	1,855,054	1,843,805
Goodwill	16,450	16,450	16,450	16,450	16,450
Intangibles	82	107	133	158	184
Total deposits	1,723,954	1,706,081	1,700,321	1,648,093	1,618,562
Noninterest-bearing	465,766	456,936	452,922	461,092	471,451
Savings	211,136	208,340	211,560	218,354	220,932
NOW	203,191	212,687	218,279	209,906	208,073
Money Market	323,869	308,977	321,614	320,101	299,916
Time Deposits	342,983	340,844	328,294	310,187	292,372
Brokered Deposits	177,009	178,297	167,652	128,453	125,818
Total interest-bearing deposits	1,258,188	1,249,145	1,247,399	1,187,001	1,147,111

Core deposits*	1,203,962	1,186,940	1,204,375	1,209,453	1,200,372
Shareholders’ equity	212,023	205,231	203,694	197,087	193,517

Asset Quality
Non-performing loans	$9,987	$8,904	$7,940	$6,784	$7,958
Non-performing loans to total assets	0.44%	0.40%	0.35%	0.30%	0.36%
Allowance for credit losses on loans	10,236	11,848	11,588	11,234	11,542
Allowance for credit losses on loans to total loans	0.54%	0.63%	0.62%	0.60%	0.62%
Allowance for credit losses on loans to non-performing loans	102.49%	133.06%	145.94%	165.60%	145.04%
Non-performing loans to total loans	0.53%	0.47%	0.42%	0.36%	0.43%

Capitalization
Shareholders’ equity to total assets	9.41%	9.19%	9.02%	8.82%	8.76%

* Core deposits are defined as total deposits less time deposits and brokered deposits.

Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

	Three Months Ended March 31,
(Dollars in Thousands, Except Per Share Data, Unaudited)	2025	2024
GAAP net income	$7,367	$3,808
Net securities (gains) losses, net of tax	(254)	26
Merger expenses, net of tax	948	—
Non-GAAP core earnings	$8,061	$3,834

	Three Months Ended March 31,
	2025	2024
Return on average assets (ROA)	1.31%	0.69%
Net securities (gains) losses, net of tax	(0.04)%	—%
Merger expenses, net of tax	0.16%	—%
Non-GAAP core ROA	1.43%	0.69%

	Three Months Ended March 31,
	2025	2024
Return on average equity (ROE)	14.76%	8.03%
Net securities (gains) losses, net of tax	(0.51)%	0.06%
Merger expenses, net of tax	1.90%	—%
Non-GAAP core ROE	16.15%	8.09%

	Three Months Ended March 31,
	2025	2024
Basic earnings per share (EPS)	$0.97	$0.51
Net securities (gains) losses, net of tax	(0.03)	—
Merger expenses, net of tax	0.12	—
Non-GAAP basic core EPS	$1.06	$0.51

	Three Months Ended March 31,
	2025	2024
Diluted EPS	$0.95	$0.51
Net securities (gains) losses, net of tax	(0.03)	—
Merger expenses, net of tax	0.12	—
Non-GAAP diluted core EPS	$1.04	$0.51

(Dollars in Thousands, Except Share and Per Share Data, Unaudited)	Quarter Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Total shareholders' equity	$212,023	$205,231	$203,694	$197,087	$193,517
Goodwill	(16,450)	(16,450)	(16,450)	(16,450)	(16,450)
Intangibles	(82)	(107)	(133)	(158)	(184)
Tangible shareholders' equity	$195,491	$188,674	$187,111	$180,479	$176,883

Shares outstanding	7,614,214	7,556,743	7,554,488	7,541,474	7,525,372

Book value per share	$27.85	$27.16	$26.96	$26.13	$25.72
Tangible book value per share (Non-GAAP)	$25.67	$24.97	$24.77	$23.93	$23.50